Exhibit 99.1

Wal-Mart Stores, Inc.
Comparative Store / Club Sales
Thirteen month basis (1)

	Fiscal Year 2006
		SAM'S CLUB			Total United States (4)
4-5-4 Retail Calendar Month (2)	Wal-Mart Stores (3)	Total	Impact of Fuel Sales	Total without Fuel Sales	Total	Impact of Fuel Sales	Total without Fuel Sales
February	4.2%	4.1%	1.0%	3.1%	4.2%	0.1%	4.1%

March	4.8%	2.1%	1.2%	0.9%	4.3%	0.1%	4.2%
March YTD	4.3%	2.9%	1.1%	1.8%	4.0%	0.1%	3.9%

April	0.1%	4.9%	1.5%	3.4%	0.9%	0.2%	0.7%
April YTD	3.0%	3.5%	1.2%	2.3%	3.1%	0.2%	2.9%

May	2.8%	1.6%	-0.2%	1.8%	2.6%	-0.1%	2.7%
May YTD	2.9%	3.1%	0.9%	2.2%	3.0%	0.2%	2.8%

June	4.9%	4.0%	0.2%	3.8%	4.7%	0.0%	4.7%
June YTD	3.4%	3.3%	0.8%	2.5%	3.4%	0.1%	3.3%

July	4.5%	5.1%	1.4%	3.7%	4.6%	0.2%	4.4%
July YTD	3.6%	3.6%	0.9%	2.7%	3.6%	0.1%	3.5%

August	2.9%	6.6%	2.9%	3.7%	3.5%	0.4%	3.1%
August YTD	3.6%	4.0%	1.2%	2.8%	3.6%	0.2%	3.4%

September	2.9%	9.9%	3.5%	6.4%	4.0%	0.6%	3.4%
September YTD	3.4%	4.9%	1.4%	3.5%	3.7%	0.3%	3.4%

October	4.3%	6.7%	1.8%	4.9%	4.7%	0.3%	4.4%
October YTD	3.5%	5.1%	1.5%	3.6%	3.8%	0.3%	3.5%

November	4.2%	7.2%	0.7%	6.5%	4.7%	0.2%	4.5%
November YTD	3.6%	5.3%	1.4%	3.9%	3.9%	0.2%	3.7%

December	2.4%	3.9%	0.7%	3.2%	2.7%	0.2%	2.5%
December YTD	3.4%	5.1%	1.3%	3.8%	3.7%	0.2%	3.5%

January	4.6%	8.5%	1.1%	7.4%	5.2%	0.2%	5.0%
January YTD	3.5%	5.4%	1.4%	4.0%	3.8%	0.2%	3.6%

(1)	Includes the impact of store and club sales beginning in the thirteenth month following their grand opening. Relocated and expanded stores are excluded for twelve months following the relocation or expansion.

(2)	Our retail calendar generally begins on the Saturday before the first Friday in February, with each successive week of the calendar beginning on Saturday. The first and third months of each retail fiscal quarter contain four weeks with the second month containing five. Year-to-date comparative store sales amounts in any given month are indicated as “YTD.”

(3)	The impact of fuel sales on our Wal-Mart Stores segment is de minimis.

(4)	Includes comparative sales from all units in the United States, including Supercenters, Discount Stores, Neighborhood Markets, Walmart.com, SAM’S CLUBs and samsclub.com.